Exhibit 99.1

Waters Corporation Announces CEO Succession Plan

MILFORD, Mass.—June 17, 2020—Waters Corporation (NYSE:WAT) today announced that the Company’s Board of Directors and Christopher O’Connell have mutually agreed that Mr. O’Connell will step down as President, Chief Executive Officer and as a member of the Board when a successor is appointed. At that time, he will remain with Waters as an advisor until the end of this year to support the transition. The Board is actively working with a leading executive search firm to assist in the process.

“On behalf of the Board, I thank Chris for his leadership, commitment and contributions to Waters over the last five years,” said Dr. Flemming Ornskov, Chairman of the Board. “During Chris’ tenure, Waters has embarked on a new product cycle driven by organic innovation and is well positioned to emerge from the current uncertain environment resulting from the COVID-19 pandemic as an even stronger company. The Board is committed to conducting an efficient but comprehensive search to identify the right leader for Waters’ next phase of growth. We continue to see the second quarter performing consistent with the framework we provided in April, and we have great confidence in the strength of the Waters team to carry us forward and we appreciate Chris’ support throughout this process.”

“It has been a privilege to lead such a talented and committed organization,” said Mr. O’Connell. “Throughout my time at Waters, I have been inspired by the passion and scientific excellence of our global team. Over the last five years, the Waters team has been focused on advancing organic innovation, implementing a new capital deployment framework and transforming Waters’ talent, capability and operating mechanisms. Through this work, we have advanced Waters’ position as a technology leader in our industry while improving human health and well-being. The Board and I agree that it is the right time for this thoughtful succession process, and I am committed to supporting a smooth transition for the benefit of all of our stakeholders.”

About Waters

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Mr. O’Connell’s departure and the process to find his replacement and the Company’s recent performance. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Contacts

 Waters Corporation

 Bryan Brokmeier, 508-482-3448

 investor_relations@waters.com

 Senior Director Investor Relations

 Waters Corporation

 Kevin Kempskie, 617-413-4333

 corporate_communications@waters.com

 Senior Director Public Relations